As filed with the U.S. Securities and Exchange Commission on December 31, 2020

Registration No. 333-250817

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fortress Value Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Delaware	6770	85-2761402
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas

46th Floor

New York, New York 10105

Telephone: (212) 798-6100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew A. McKnight

Chief Executive Officer

c/o Fortress Value Acquisition Corp. III

1345 Avenue of the Americas

46th Floor

New York, New York 10105

Telephone: (212) 798-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000	Gregg A. Noel, Esq. Michael Mies, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, CA 94301 (650) 470-4500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fifth of one redeemable warrant(2)	23,000,000 Units	$10.00	$230,000,000	$25,093
Shares of Class A common stock included as part of the units(3)	23,000,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	4,600,000 Warrants	—	—	—(4)
Total			$230,000,000	$25,093(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 3,000,000 units, consisting of 3,000,000 shares of Class A common stock and 600,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)	The filing fee has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Fortress Value Acquisition Corp. III is filing this Amendment No. 2 to its Registration Statement on Form S-1 (File No. 333-250817) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement. *

3.1	Certificate of Incorporation.*

3.2	Form of Amended and Restated Certificate of Incorporation. *

3.3	Bylaws.*

4.1	Specimen Unit Certificate. *

4.2	Specimen Class A Common Stock Certificate. *

4.3	Specimen Warrant Certificate (included in Exhibit 4.4).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1	Opinion of Weil, Gotshal & Manges LLP, counsel to the Registrant. *

10.1	Promissory Note, dated September 8, 2020, issued to Fortress Acquisition Sponsor III LLC.*

10.2	Form of Letter Agreement among the Registrant and its officers and directors and Fortress Acquisition Sponsor III LLC. *

10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant. *

10.4	Form of Registration Rights Agreement among the Registrant and certain security holders. *

10.5	Securities Subscription Agreement, dated September 8, between the Registrant and Fortress Acquisition Sponsor III LLC.*

10.6	Surrender of Shares and Amendment No. 1 to the Securities Subscription Agreement.*

10.7	Form of Private Placement Warrants Purchase Agreement, between the Registrant and Fortress Acquisition Sponsor III LLC. *

10.8	Form of Indemnity Agreement. *

10.9	Form of Administrative Services Agreement between the Registrant and FIG LLC. *

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1). *

24.1	Power of Attorney (included on signature page to the initial filing of this Registration Statement).*

99.1	Consent of Joshua A. Pack.*

99.2	Consent of Marc Furstein.*

99.3	Consent of Leslee Cowen.*

99.4	Consent of Noha H. Carrington.*

99.5	Consent of Amy Noblin. *

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York, on the 31st day of December, 2020.

Fortress Value Acquisition Corp. III

By:	/s/ Andrew A. McKnight
Name: Andrew A. McKnight
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Andrew A. McKnight Andrew A. McKnight	Chief Executive Officer, Director (Principal Executive Officer)	December 31st, 2020

/s/ Daniel N. Bass Daniel N. Bass	Chief Financial Officer (Principal Financial and Accounting Officer)	December 31st, 2020